UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2005

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 11, 2005, Tucows Inc., a Pennsylvania corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, certain selling shareholders named therein (the “Selling Shareholders”), and Desjardins Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc. and Clarus Securities Inc. (the “Underwriters”).

Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell to the Underwriters 401,173 shares of its common stock, and the Selling Shareholders have agreed to sell to the Underwriters 21,823,827 shares of the Company’s common stock, in each case at a public offering price of $0.90 per share, before deducting the underwriting discounts and commissions of $0.054 per share (the “Public Offering Price”).  The Company has also granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 2,889,250 shares of the Company’s common stock to cover over-allotments at the Public Offering Price. In addition, the Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Company will not receive any of the proceeds from the sale of the Selling Shareholders’ shares.  The Selling Shareholders will not pay for any expenses for the offering.  The Company will pay for expenses for the Company and the Selling Shareholders in connection with the offering.

The offering is being made concurrently in the United States and in each of the provinces of Canada.  The offering in the United States is on a best-efforts basis through a selling agent group consisting of Desjardins Securities International Inc., CIBC World Markets Corp. and Harris Nesbitt Corp.  The offering in each of the provinces of Canada is through Desjardins Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Corp. and Clarus Securities Inc.

The information regarding the Underwriting Agreement set forth in paragraphs 1 and 2 above does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Exhibit

1.1

Underwriting Agreement, dated as of August 11, 2005, among Tucows Inc., certain selling shareholders named therein, and Desjardines Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc. and Clarus Securities Inc. as underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: August 17, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1

Underwriting Agreement, dated as of August 11, 2005, among Tucows Inc., certain selling shareholders named therein, and Desjardins Securities Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc. and Clarus Securities Inc., as underwriters